Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Formation
AB Qualitrol AKM	Sweden
AB Sciex Germany GmbH	Germany
AB Sciex KK	Japan
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
Aegean Partner LLC	Delaware
Aguasin SpA	Chile
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Alpha Biotec Ltd.	Israel
American Precision Industries Inc.	Delaware
Anderson Instrument Co., Inc.	New York
ANGI Energy Systems LLC	Delaware
Anhui Shifu Instruments Co., Ltd.	China
Aquafine Corporation	California
Aquafine GmbH	Germany
Aran Communications Limited	Ireland
Arbor Networks, Inc.	Delaware
Arbor Networks UK Ltd	United Kingdom
Argo Canada Holding ULC	Canada
Aribex, Inc.	Utah
Ball Screws and Actuators Co., Inc.	California
Beaverton LLC	Delaware
Beckman Coulter AB	Sweden
Beckman Coulter Australia Pty Ltd	Australia
Beckman Coulter Biomedical GmbH	Germany
Beckman Coulter Biyomedikal Urunler Sanayi ve Ticaret Limited [irketi]	Turkey
Beckman Coulter Canada LP	Canada
Beckman Coulter Ceska republika s.r.o.	Czech Republic
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter do Brasil Ltda.	Brazil
Beckman Coulter d.o.o.	Croatia
Beckman Coulter España, S.A.	Spain
Beckman Coulter Eurocenter S.A.	Switzerland
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International SA	Switzerland
Beckman Coulter Ireland Inc. [Ireland]	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Korea Ltd.	Korea, Republic of

Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Magyarország Kft	Hungary
Beckman Coulter Mishima K.K.	Japan
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter Polska sp. z.o.o.	Poland
Beckman Coulter Puerto Rico Inc.	Illinois
Beckman Coulter Singapore Pte. Ltd.	Singapore
Beckman Coulter Slovenska republika s.r.o.	Slovakia
Beckman Coulter South Africa (Proprietary) Limited	South Africa
Beckman Coulter Srl	Italy
Beckman Coulter Taiwan Inc.	California
Beckman Coulter United Kingdom Limited	United Kingdom
BioTector Analytical Systems Ltd	Ireland
Carnassial Corporation	Canada
ChemTreat, Inc.	Virginia
ChemTreat International, Inc.	Virginia
ClearSight Networks, Inc.	Delaware
Comark Limited	United Kingdom
Danaher China Holdings Limited	Hong Kong
Danaher Evolution GmbH	Germany
Danaher Holding B.V.	Netherlands
Danaher Medical ApS	Denmark
Danaher Setra-ICG (Tianjin) Co. Ltd.	China
Danaher UK Industries Limited	United Kingdom
DANRAD ApS	Denmark
DANRAD Holding ApS	Denmark
DATAPAQ Limited	United Kingdom
Dental Complex	Russian Federation
Dental Equipment, LLC	Delaware
Dental Imaging Technologies Corporation	Delaware
Devicore Medical Products Inc.	Delaware
DH Alpha Limited	United Kingdom
DH Business Services LLC	Delaware
DH Cooperative, Inc.	Delaware
DH Denmark Holding ApS	Denmark
DH Holdings Corp.	Delaware
DHR Finland Oy	Finland
DHR Technologies Ireland Limited	Ireland
DH Technologies Development Pte Ltd.	Singapore
DOMS ApS	Denmark
Dr. Lange Nederland B.V.	Netherlands
Dynapar Corporation	Illinois
Esko BVBA	Belgium
Esko-Graphics BVBA	Belgium
Esko-Graphics Inc.	Georgia
Esko Software BVBA	Belgium
EUROWATCH-Central Ltd.	United Kingdom
Fafnir Gmbh	Germany

FJ 900, Inc.	Delaware
Fluke Corporation	Washington
Fluke Deutschland GmbH	Germany
Fluke Electronics Corporation	Delaware
Fluke Europe B.V.	Netherlands
Fluke Holding Austria GmbH	Austria
Fluke Holding Company AB	Sweden
Fluke International Corporation (DE)	Delaware
Fluke Italia S.r.l.	Italy
Fluke Precision Measurement Limited	United Kingdom
Fluke Sales B.V.	Netherlands
Fluke Shanghai Corporation	China
Fluke Software Ireland Limited	Ireland
Fullerton LLC	Delaware
Gems Sensors Inc.	Delaware
Genetix Group Limited	United Kingdom
Gilbarco Australia Pty Ltd	Australia
Gilbarco China Co. Ltd	China
Gilbarco GmbH & Co. KG	Germany
Gilbarco Inc.	Delaware
Gilbarco S.r.l.	Italy
Gilbarco Veeder Root India Private Limited	India
Hach Company	Delaware
Hach Lange ApS	Denmark
Hach Lange France S.A.S.	France
Hach Lange GmbH	Germany
Hach Lange Sàrl	Switzerland
Hach Lange Sensors S.A.S.	France
Hach Lange S.L.	Spain
Hach Lange S.r.l.	Italy
Hach Sales & Services Canada LP	Canada
HemoCue AB	Sweden
Hengstler GmbH	Germany
Hennessy Industries, Inc.	Delaware
Hexis Científica S.A.	Brazil
Hybritech Incorporated	California
Immunotech Sro	Czech Republic
Immunotech SAS	France
Implant Direct Sybron Administration LLC	California
Implant Direct Sybron International LLC	Nevada
Implant Direct Sybron Manufacturing LLC	California
Infrared Integrated Systems Limited	United Kingdom
Instrumentarium Dental GmbH	Germany
Invetech Pty Ltd	Australia
Iris International, Inc.	Delaware
Iris Power LP	Canada
Jacobs (Suzhou) Vehicle Systems Co., Ltd	China
Jacobs Vehicle Systems, Inc.	Delaware
Janos Technology LLC	Delaware

Joslyn Holding Company	Delaware
Kaltenbach & Voigt GmbH	Germany
KAVO Dental GmbH	Germany
KAVO Dental Ltd.	United Kingdom
Kavo Dental Systems Japan Co., Ltd	Japan
Kavo Dental Technologies, LLC	Illinois
KaVo do Brasil Indústria e Comércio Ltda.	Brazil
Keithley Instruments, Inc.	Delaware
Kerr Corporation	Delaware
Kerr GmbH	Germany
KerrHawe SA	Switzerland
Kerr Italia S.r.l.	Italy
Kollmorgen Asia Investment Company	Delaware
Kollmorgen Corporation	New York
Kollmorgen Europe GmbH	Germany
Kollmorgen S.r.l.	Italy
Kollmorgen s.r.o.	Czech Republic
Kollmorgen Särö AB	Sweden
Kreatech Holding BV	Netherlands
Launchchange Limited	United Kingdom
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems B.V.	Netherlands
Leica Microsystems Cambridge Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Limited	Hong Kong
Leica Microsystems Ltd. Shanghai	China
Leica Microsystems (UK) Limited	United Kingdom
Leica Mikrosysteme (Austria) GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Life Sciences Holdings France SAS	France
Linx Printing Technologies Limited	United Kingdom
Lumigen, Inc.	Michigan
Maxtek Components Corporation	Delaware
McCrometer, Inc.	Delaware
Metrex Research, LLC	Wisconsin
Mixed Signals, Inc.	Delaware
Molecular Devices, LLC	Delaware
Motion Engineering Incorporated	California
Navman Wireless Holdings LP	Delaware
Navman Wireless North America Ltd.	Delaware
Navman Wireless UK ltd.	United Kingdom
NBH Holdco Limited	United Kingdom

Negele Messtechnik GmbH	Germany
Neoptix Canada LP	Canada
NMTC, Inc.	Delaware
Nobel Biocare AB	Sweden
Nobel Biocare Finance AG	Switzerland
Nobel Biocare Holding AG	Switzerland
Nobel Biocare Services AG	Switzerland
Nobel Biocare USA LLC*	Delaware
Normond info SAS	France
Ormco BV	Netherlands
Ormco Corporation	Delaware
OTT Hydromet GmbH	Germany
Pacific Scientific Energetic Materials Company (Arizona) LLC	Delaware
Pacific Scientific Energetic Materials Company (California) LLC	California
PacSci Motion Control, Inc.	Massachusetts
PaloDEx Group OY	Finland
Pantone LLC	Delaware
Pentron Corporation	Delaware
Picosecond Pulse Labs Inc.	Delaware
Portescap India Private Limited	India
Portescap Singapore Pte. Ltd.	Singapore
Prozess und Maschinen Automation GmbH	Germany
Qualitrol Company LLC	Delaware
Qualitrol Finance Corp.	Delaware
Radiometer America Inc.	Delaware
Radiometer GmbH	Germany
Radiometer K.K.	Japan
Radiometer Limited	United Kingdom
Radiometer Medical ApS	Denmark
Radiometer Medical Equipment (Shanghai) Co. Ltd.	China
Raytek GmbH	Germany
Salsnes Filter AS	Norway
Sea-Bird Electronics, Inc.	Washington
Sendx Medical, Inc.	Delaware
Serveron Corporation	Delaware
Setra Systems, Inc.	Massachusetts
Shanghai Shilu Instrument Co. Ltd.	China
Sonix, Inc.	Virginia
SpofaDental a.s.	Czech Republic
Suzhou Xitogen Biotechnology Co., Ltd.	China
Sybron Canada Limited Partner Company	Canada
Sybron Canada LP	Canada
Sybron Dental Specialties, Inc.	Delaware
SyntheSys Research, Inc.	California
Tektronix Berlin GmbH & Co. KG	Germany
Tektronix (China) Co., Limited	China
Tektronix China Trading	China
Tektronix GmbH	Germany
Tektronix, Inc.	Oregon

Tektronix International Sales GmbH	Switzerland
Tektronix Texas, LLC	Delaware
Tektronix U.K. Holdings Limited	United Kingdom
Teletrac Holdings Inc.	Delaware
Teletrac, Inc.	Delaware
Thomson Industries Inc.	New York
Thomson Linear LLC	Delaware
Thomson Neff GmbH	Germany
Tianjin Danaher Motion Co. Ltd.	China
Tollo Linear AB	Sweden
Trojan Technologies	Canada
Unifors Raysafe AB	Sweden
U.S. Peroxide, LLC	Delaware
Veeder-Root Company	Delaware
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Venture Measurement Company LLC	Delaware
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Technologies B.V.	Netherlands
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies GmbH	Germany
Videojet Technologies Inc.	Delaware
Videojet Technologies (I) Pvt. Ltd	India
Videojet Technologies Limited	United Kingdom
Videojet Technologies S.A.S.	France
Videojet Technologies (Shanghai) Co., Ltd.	China
Viqua	Canada
VSS Monitoring, Inc.	Delaware
X-Ray Optical Systems, Inc.	Delaware
X-Rite Asia Pacific Limited	Hong Kong
X-Rite Europe GmbH	Switzerland
X-Rite GmbH	Germany
X-Rite Incorporated	Michigan
Young's L&S Dental Supplies Ltd.	Hong Kong
Zhuhai S.E.Z. Videojet Electronics Ltd.	China